EXHIBIT 10.1


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                           REVOLVING CREDIT AGREEMENT

                          Dated as of January 27, 1998



                                      Among

                              CAMELOT MUSIC, INC.,
                                   as Borrower


                            THE LENDERS PARTY HERETO

                                       and

                            THE CHASE MANHATTAN BANK,
                                    as Agent







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


                                TABLE OF CONTENTS

                                                                        Page

SECTION 1  DEFINITIONS.................................................  1

         1.1  Defined Terms............................................  1
         1.2  Other Definitional Provisions............................ 18

SECTION 2  AMOUNT AND TERMS OF COMMITMENT.............................. 19

         2.1  Commitments.............................................. 19
         2.2  Notes   ................................................. 19
         2.3  Commitment Fee........................................... 20
         2.4  Arrangement Fee.......................................... 20
         2.5  Procedure for Borrowing.................................. 20
         2.6  Conversion and Continuation Options...................... 21
         2.7  Termination or Reduction of Commitments.................. 22
         2.8  Optional and Mandatory Prepayments; Repayments of
                Loans.................................................. 22
         2.9  Interest Rates and Payment Dates......................... 23
         2.10 Computation of Interest and Fees......................... 24
         2.11 Agent Fees............................................... 25
         2.12 Inability to Determine Interest Rate..................... 25
         2.13 Pro Rata Treatment and Payments.......................... 25
         2.14 Illegality............................................... 26
         2.15 Requirements of Law...................................... 27
         2.16 Taxes   ................................................. 28
         2.17 Indemnity................................................ 30
         2.18 Proceeds of Loans and Letters of Credit.................. 31

SECTION 3  LETTERS OF CREDIT........................................... 31

         3.1  L/C Commitment........................................... 31
         3.2  Procedure for Issuance of Letters of Credit.............. 31
         3.3  Letter of Credit Fees and Other Charges.................. 32
         3.4  L/C Participations....................................... 33
         3.5  Reimbursement Obligation of the Borrower. ............... 34
         3.6  Obligations Absolute..................................... 34
         3.7  Letter of Credit Payments................................ 35
         3.8  Application.............................................. 35

SECTION 4  REPRESENTATIONS AND WARRANTIES.............................. 36

         4.1  Financial Condition...................................... 36
         4.2  No Change................................................ 37
         4.3  Corporate Existence; Compliance with Law................. 37
         4.4  Corporate Power; Authorization........................... 37
         4.5  Enforceable Obligations.................................. 38
         4.6  No Legal Bar............................................. 38
         4.7  No Material Litigation................................... 38
         4.8  Investment Company Act................................... 38
         4.9  Federal Regulation....................................... 38
         4.10 Taxes   ................................................. 39
         4.11 Subsidiaries............................................. 39
         4.12 Ownership of Property and Assets......................... 39
         4.13 ERISA   ................................................. 39
         4.14 Copyrights, Permits, Trademarks and Licenses............. 40
         4.15 No Default............................................... 41
         4.16 Security Documents....................................... 41
         4.17 Environmental Matters.................................... 41
         4.18 Accuracy and Completeness of Information................. 42
         4.19 Insurance................................................ 43

SECTION 5  CONDITIONS PRECEDENT........................................ 43

         5.1  Conditions to Initial Loan and Letter of Credit
                and Effectiveness of Agreement......................... 43
         5.2  Conditions to Each Loan and Letter of Credit............. 47

SECTION 6  AFFIRMATIVE COVENANTS....................................... 50

         6.1  Financial Statements, Reports, etc. ..................... 50
         6.2  Payment of Obligations................................... 52
         6.3  Conduct of Business and Maintenance of Existence......... 53
         6.4  Maintenance of Property; Insurance....................... 53
         6.5  Inspection of Property; Books and Records;
                Discussions; Inventory Review.......................... 53
         6.6  Notices ................................................. 54
         6.7  Supplemental Collateral; Guarantees...................... 54
         6.8  Environmental Laws....................................... 55
         6.9  Employee Benefits........................................ 56
         6.10 Further Assurances....................................... 57

SECTION 7  NEGATIVE COVENANTS.......................................... 57

         7.1  Indebtedness............................................. 57
         7.2  Limitation on Liens...................................... 58
         7.3  Limitation on Contingent Obligations..................... 60
         7.4  Prohibition of Fundamental Changes....................... 61
         7.5  Prohibition on Sale of Assets............................ 61
         7.6  Limitation on Investments, Loans and Advances............ 62
         7.7  Capital Expenditures..................................... 63
         7.8  Consolidated EBITDA...................................... 63
         7.9  Limitation on Dividends.................................. 64
         7.10 Transactions with Affiliates............................. 64
         7.11 Limitation on Changes in Fiscal Year..................... 65
         7.12 Limitation on Lines of Business.......................... 65
         7.13 Failure to Maintain Trade Credit......................... 65
         7.14 Concentration Account.................................... 65

SECTION 8  EVENTS OF DEFAULT........................................... 66

SECTION 9  THE AGENT; THE ISSUING BANK................................. 69

         9.1  Appointment.............................................. 69
         9.2  Delegation of Duties..................................... 70
         9.3  Exculpatory Provisions................................... 70
         9.4  Reliance by Agent........................................ 70
         9.5  Notice of Default........................................ 71
         9.6  Non-Reliance on Agent and Other Lenders.................. 71
         9.7  Indemnification.......................................... 72
         9.8  The Agent in its Individual Capacity..................... 72
         9.9  Successor Agent.......................................... 72
         9.10 Issuing Bank as Issuer of Letters of Credit.............. 72

SECTION 10  MISCELLANEOUS.............................................. 73

         10.1  Amendments and Waivers.................................. 73
         10.2  Notices................................................. 74
         10.3  No Waiver; Cumulative Remedies.......................... 75
         10.4  Survival of Representations and Warranties.............. 75
         10.5  Payment of Expenses and Taxes........................... 75
         10.6  Successors and Assigns; Participations and
                 Assignments........................................... 77
         10.7  Adjustments; Set-off.................................... 80
         10.8  Counterparts............................................ 80
         10.9  Integration............................................. 81
         10.10 Governing Law; No Third Party Rights.................... 81
         10.11 Acknowledgements........................................ 81
         10.12 Submission to Jurisdiction; Waivers..................... 81

SCHEDULES

Schedule I              Addresses of Lenders; Commitment Amounts
Schedule 1.1(a)         Mortgaged Property
Schedule 4.7            Material Litigation
Schedule 4.11           Subsidiaries
Schedule 4.12           Fee and Leased Properties
Schedule 4.13           Defined Benefit Plans
Schedule 4.14           Trademarks and Copyrights
Schedule 7.1            Indebtedness
Schedule 7.2            Liens
Schedule 7.3(d)         Contingent Obligations


EXHIBITS

EXHIBIT A               Form of Assignment and Acceptance
EXHIBIT B               Form of Borrower Pledge Agreement
EXHIBIT C               Form of Borrower Security Agreement
EXHIBIT D               Form of Borrowing Base Certificate
EXHIBIT E               Form of Camelot Distribution Mortgage
EXHIBIT F               Form of Holdings Guarantee
EXHIBIT G               Form of Holdings Pledge Agreement
EXHIBIT H               Form of Subsidiaries Guarantee
EXHIBIT I               Form of Subsidiaries Security Agreement
EXHIBIT J               Form of Note
EXHIBIT K               Form of Opinion of White & Case, Counsel to
                          the Loan Parties
EXHIBIT L-1             Form of Opinion of Stark & Knoll, Special
                          Real Estate Counsel to Camelot Distribution
EXHIBIT L-2             Form of Opinion of Obermayer, Rebmann,
                          Maxwell & Hippel LLP, Special Pennsylvania
                          Counsel to the Borrower
EXHIBIT M               Form of Borrowing Certificate

          REVOLVING CREDIT AGREEMENT, dated as of January 27, 1998, among CAMELOT MUSIC, INC., a Pennsylvania corporation (the "Borrower"), the several lenders from time to time parties hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                             INTRODUCTORY STATEMENT


          On August 9, 1996 (the "Petition Date"), the Borrower and certain of its Subsidiaries and/or Affiliates (collectively, the "Camelot Debtors") filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          On December 12, 1997, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Camelot Debtors' Second Amended Joint Chapter 11 Plan of Reorganization (as in effect on the date hereof, the "Reorganization Plan").

          In  connection  with  the  confirmation  and   implementation  of  the
Reorganization Plan, the Lenders have agreed, subject to the terms and conditions hereof, to make available to the Borrower revolving credit loans and other extensions of credit in an aggregate amount not to exceed $50,000,000.

          Accordingly, the parties hereto hereby agree as follows:

          SECTION 1 DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms defined in the preamble and the Introductory Statement hereto shall have the meanings set forth therein, and the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding
     Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or
     (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
     (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

          "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "Asset Sale": any sale, sale-leaseback, transfer or other disposition by any Loan Party of any of its property or assets, including the stock of any Subsidiary of the Borrower (other than (a) in the ordinary course of business, (i) the sale or rental of Inventory, (ii) the sale or discount of accounts receivable in connection with the collection or compromise thereof or (iii) the sale of property which is obsolete, worn out or otherwise no longer useful in the Loan Parties' business and (b) the issuance of Capital Stock in connection with the exercise of employee stock options).

          "Assignment   and   Acceptance":   an   assignment   and   acceptance,
     substantially in the form of Exhibit A.

          "Available Commitment": as to any Lender, at a particular time, an amount equal to the excess, if any, of (a) such Lender's Commitment over
     (b) such Lender's Aggregate Outstanding Extensions of Credit.

          "Board": the Board of Governors of the Federal Reserve System.

          "Borrower Pledge Agreement": the pledge agreement, substantially in the form of Exhibit B, to be made by the Borrower in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Agreement": the Security Agreement, substantially in the form of Exhibit C, to be made by the Borrower in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrowing Base": means, as at any date of determination (a) during the Peak Period, thirty-five percent (35%) of Eligible Inventory and (b) during the Non- Peak Period, thirty percent (30%) of Eligible Inventory. The Borrowing Base shall be computed using the Borrowing Base Certificate most recently provided by the Borrower to the Agent pursuant to subsection 6.1(i); provided, however, the Agent shall have the right to review and adjust, in its reasonable judgment, any computation of the Borrowing Base (but not the percentages set forth above) to the extent such computation of the Borrowing Base pursuant to such Borrowing Base Certificate is not in accordance with this Agreement.

          "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit D, executed and certified by a Responsible Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

          "Borrowing Date": any Business Day specified in (a) a Borrowing Notice pursuant to subsection 2.5 as a date on which the Borrower requests the Lenders to make Loans hereunder or (b) an Application pursuant to subsection 3.2 as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit hereunder.

          "Borrowing Notice": as defined in subsection 2.5.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          "Camelot Distribution": Camelot Distribution Co., Inc., a Delaware corporation and a Subsidiary of the Borrower.

          "Camelot Distribution Mortgage": the mortgage, substantially in the form of Exhibit E, to be executed and delivered by Camelot Distribution in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented, or otherwise modified from time to time.

          "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Borrower and its consolidated Subsidiaries for such period.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cases": the Chapter 11 cases of the Camelot Debtors pending in the Bankruptcy Court.

          "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) certificates of deposit, time deposits and bank holding company commercial paper with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with, or backed by the assets of, any Lender or any domestic commercial bank having, at the time of purchase, combined capital and surplus in excess of $100,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and
     (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in each case maturing within one year after the date of acquisition and (e) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision or instrumentality thereof having at the time of purchase thereof a rating from either S&P or Moody's in one of their two highest grades.

          "Cash Management Bank": Chase (including its Affiliates) in its capacity as the principal concentration bank in the cash management system of the Loan Parties or any successor to Chase in such capacity.

          "C/D Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Agent in the United States.

          "C/D Reserve Percentage": for any day as applied to any Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Change in Law": with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Closing Date.

          "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

          "Closing Date": the date on which this Agreement has been executed and the conditions precedent to the effectiveness of this Agreement and the making of the initial Loan or the issuance of the initial Letter of Credit set forth in subsection 5.1 have been satisfied or waived.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Bank agrees to make payments in Dollars for the account of the Borrower in respect of obligations of a Loan Party in connection with the purchase of goods or services in the ordinary course of business.

          "Commitment": as to any Lender at any time, during the Non-Peak Period, its Non-Peak Period Commitment, or during the Peak Period, its Peak Period Commitment, as the case may be.

          "Commitment Percentage" as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitment.

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 414(b) or (c) of the Code.

          "Concentration Account": Account No. 323088910 or any successor account established and maintained by the Borrower at the office of the Cash Management Bank and which shall be used to concentrate at least three times each week all store deposits and any other funds received by any Loan Party from the operation of their businesses or otherwise.

          "Consolidated EBITDA": for any period, the Consolidated Net Income for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) taxes measured by income, (b) interest expense (less interest income), amortization or writeoff of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans or Standby L/Cs, (c) depreciation and amortization expense, (d) amortization of Inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps) and organization costs, (e) non-cash amortization of Financing Leases, (f) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (g) the cumulative effect of any change in accounting principles, and (h) any other write-downs, write-offs, extraordinary losses, minority interests and other non-cash charges in determining such Consolidated Net Income for such period.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding extraordinary gains or losses.

          "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Borrower in good faith.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disclosure Materials": collectively, (a) the materials distributed to the Lenders pursuant to this Agreement and (b) the Disclosure Statement, dated November 7, 1997, distributed to the Lenders in connection with voting on the Reorganization Plan.

          "Distribution Center": the real property and improvements thereon located at 8000 Freedom Avenue, N.W., North Canton, Ohio, owned and operated prior to the Effective Date by the Borrower and assigned to Camelot Distribution in connection with the Reorganization Plan.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Effective Date": January 27, 1998, being the date on which the Reorganization Plan became effective, as provided therein.

          "Eligible Inventory": means, as at any date of determination, the value determined at the lower of cost or market on a first-in, first-out basis of all Inventory owned by and in the possession of the Loan Parties and located in the United States of America, less (without duplication, and only to the extent included in Inventory): (a) Inventory held, or claimed to be held, on consignment or similar arrangement; (b) Inventory held at the Distribution Center for return to vendors (to the extent not accounted for in clauses (c) through (g) below); (c) store supplies; (d) reserve for penalties, representing the amount the Loan Parties do not expect to recover from vendors upon the return of merchandise; (e) Reserve for Slow-moving Items; (f) reserve for video returns; and (g) reserve for shrink (each of the above referenced reserves shall be taken from the books and records of the Loan Parties determined in a manner consistent with the Borrower's historic practices; provided, however, the Agent shall have the right to review and adjust, in its reasonable judgment, any such reserves for purposes of calculating the Borrowing Base to the extent the Agent determines that any such reserves are unreasonable).

          "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or requirements of law (including court-ordered requirements of common law) regulating or imposing liability or standards of conduct concerning, environmental or safety and health protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Base Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Fee Property": as defined in subsection 4.12.

          "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantees": the collective reference to the Holdings Guarantee, the Subsidiaries Guarantee and any other guarantee which may from time to time be executed and delivered by a Loan Party pursuant to subsection 6.7.

          "Guarantor": any Person delivering a Guarantee contemplated by this Agreement.

          "Hazardous  Materials":  any hazardous  materials,  hazardous  wastes, hazardous pesticides, hazardous or toxic substances, defined, listed, classified or regulated as such in or under any Environmental Law, including, without limitation, asbestos, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof) polychlorinated biphenyls and urea-formaldehyde insulation.

          "Holdings": Camelot Music Holdings, Inc., a Delaware corporation and the owner of all of the Capital Stock of the Borrower.

          "Holdings Guarantee": the Guarantee, substantially in the form of Exhibit F, to be made by Holdings in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Pledge Agreement": the pledge agreement, substantially in the form of Exhibit G, to be made by Holdings in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Indebtedness": of a Person, at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof (provided that if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (d) Financing Leases, (e) all indebtedness of such Person arising under acceptances issued or created for the account of such Person, but excluding trade and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with such Person's customary practices and (f) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

          "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvent": with respect to a Multiemployer Plan, the condition that such Plan is insolvent as such term is used in Section 4245 of ERISA.

          "Interest Payment Date": (a) for ABR Loans, the last day of each February, May, August and November to occur while such Loans are outstanding and (b) for Eurodollar Loans, the last day of the Interest Period applicable to such Eurodollar Loan.

          "Interest Period": with respect to any Eurodollar Loan:

               (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its Borrowing Notice or its notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, with respect to such Eurodollar Loan, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

     provided that the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period for any Eurodollar Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date, or if the Termination Date shall not be a Business Day, on the next preceding Business Day;

               (iii) if the Borrower shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 2.6); and

               (iv) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Inventory": means all goods, merchandise and other personal property which are held for sale or rental by the Loan Parties, including those held for display or demonstration or out on lease, rental or to be furnished under a contract of service, or are raw materials, components, work in process or materials used or consumed, or to be used or consumed in the business of the Loan Parties.

          "Issuing Bank": Chase, as issuer of the Letters of Credit.

          "L/C Cash Collateral Account": the account to be established by the Borrower under the sole dominion and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, NY 10017 designated as the "Camelot Music L/C Cash Collateral Account" that shall be used solely for the purposes set forth in subsections 2.8 and 3.4(c) and any other provision of this Agreement which requires the cash collateralization of L/C Obligations.

          "L/C Limit": (a) during the period from the Closing Date until the Wall Closing Date, $1,000,000, (b) during the period from and including the Wall Closing Date through the two month anniversary of the Wall Closing Date, $25,000,000 and (c) after such two month anniversary of the Wall Closing Date, $5,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the Application relating thereto.

          "Lease Obligations": of the Loan Parties, at any time, the rental commitments of the Loan Parties, determined on a consolidated basis, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding obligations under Financing Leases.

          "Leased Property": as defined in subsection 4.12.

          "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement) and any Financing Lease having substantially the same economic effect as any of the foregoing.

          "Loan Documents": the collective reference to this Agreement, the Notes, the Guarantees, the Security Documents, the Borrowing Base Certificates, the Letters of Credit, the Applications and any other instrument or agreement executed and delivered in connection herewith or therewith (including without limitation, any amendments or waivers of any thereof), as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

          "Loan Parties": the collective reference to the Borrower and the Guarantors.

          "Loans": as defined in subsection 2.1(a).

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Loan Parties taken as a whole or (b) the validity or enforceability of any of the material terms of this Agreement or any of the other Loan Documents or the material rights or remedies, taken as a whole, of the Agent or the Lenders hereunder or thereunder.

          "Maturity Date": January 27, 2002.

          "Mortgaged Property": the real property listed on Schedule 1.1(a) and any other real property encumbered by a Mortgage.

          "Mortgages": the collective reference to the Camelot Distribution Mortgage and any other mortgage which may from time to time be executed and delivered by a Loan Party pursuant to subsection 6.7.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": the aggregate cash proceeds received by any Loan Party in respect of:

               (a) any issuance or borrowing of any debt securities or loans other than Indebtedness permitted under subsection 7.1;

               (b) any Asset Sale; and

               (c) any cash payments (other than in respect of interest) received in respect of promissory notes delivered to any such Loan Party in respect of an Asset Sale;

     in each case net of (without duplication): (i) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of any Loan Party that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale,
     (ii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by any such Loan Party to be actually payable.

          "Non-Excluded Taxes": as defined in subsection 2.16.

          "Non-Peak Period": any time during the Commitment Period other than the Peak Period.

          "Non-Peak Period Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to subsection 2.1 and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name opposite the caption "Non-Peak Period Commitment" on Schedule I hereto or on Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Commitment, as the same may be reduced from time to time pursuant to subsections 2.7 or 2.8 or adjusted pursuant to subsection 10.6(c).

          "Note": as defined in subsection 2.2.

          "Participant": as defined in subsection 10.6(b).

          "Participating Lender": any Lender (other than the Issuing Bank) with respect to its L/C Participating Interest in each Letter of Credit.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Peak Period": the period from and including October 1 through and including December 31 of each calendar year during the Commitment Period.

          "Peak Period Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to subsection 2.1 and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount (inclusive of such Lender's Non-Peak Period Commitment) not to exceed the amount set forth under such Lender's name opposite the caption "Peak Period Commitment" on Schedule I hereto or on Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Commitment, as the same may be reduced from time to time pursuant to subsections 2.7 or 2.8 or adjusted pursuant to subsection 10.6(c).

          "Permitted Holder": (a) a holder on the Effective Date of a Class 1-A Claim under and as defined in the Reorganization Plan, (b) members of the Borrower's senior management team on the Effective Date and (c) any Affiliate of any Person described in the preceding clauses (a) and (b).

          "Permitted Liens": Liens permitted to exist under subsection 7.2.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, limited liability company or other entity of whatever nature.

          "Plan": at any particular time, any employee benefit plan as defined in Section 3(3) of ERISA and not excluded by Section 4(b) of ERISA and subject to Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements: the collective reference to the Holdings Pledge Agreement, the Borrower Pledge Agreement, and any other pledge agreement which may from time to time be executed and delivered by a Loan Party pursuant to subsection 6.7.

          "Prime Rate": as defined in the definition of ABR.

          "Properties": as defined in subsection 4.17(a).

          "Reference Lenders": Chase and Societe Generale.

          "Regulation U": Regulation U of the Board, as from time to time in effect.

          "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA other than those events as to which the thirty day notice period is waived under PBGC Reg. ss. 4043.

          "Required Lenders": Lenders holding in the aggregate at least 51% of the total Commitments at such time (or, if the Commitments have then terminated or are no longer in effect, the Aggregate Outstanding Extensions of Credit at such time).

          "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

          "Reserve for Slow-moving Items": means, as at any date of determination, the amount reflected as "reserve for slow-moving items" on the books and records of the Loan Parties determined in a manner consistent with the Borrower's historic practices; provided, however, the Agent shall have the right to review and adjust, in its reasonable judgment, this reserve for purposes of calculating the Borrowing Base to the extent the Agent determines such reserve to be unreasonable.

          "Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, vice president-finance or treasurer of such Person, but, in any event, with respect to financial matters, the chief financial officer of such Person.

          "Security Agreements: the collective reference to the Borrower Security Agreement, the Subsidiaries Security Agreement and any other security agreement which may from time to time be executed and delivered by a Loan Party pursuant to subsection 6.7.

          "Security  Documents":   the  collective  reference  to  the  Security
     Agreements, the Pledge Agreements and the Mortgages.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA and which is not a Multiemployer Plan.

          "Standby L/C": an irrevocable Letter of Credit under which the Issuing Bank agrees to make payments in Dollars for the account of the Borrower in respect of obligations of a Loan Party incurred pursuant to (a) contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Loan Party is or proposes to become a party in the ordinary course of such Loan Party's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued or (b) the Wall Acquisition Agreement.

          "Subsidiaries Guarantee": the Guarantee, substantially in the form of Exhibit H, to be made by each Subsidiary in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Security Agreement": the Security Agreement, substantially in the form of Exhibit I, to be made by each Subsidiary in favor of the Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Termination  Date": the earlier to occur of (a) the Maturity Date and
     (b) any date on which the Commitments shall otherwise terminate hereunder.

          "The Wall": The Wall Music, Inc., a Pennsylvania corporation.

          "Transferee": as defined in subsection 10.6(f).

          "Type":  as to any Loan,  its  nature  as an ABR Loan or a  Eurodollar
     Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

          "Wall Acquisition Agreement": the Asset Purchase Agreement dated as of December 10, 1997, by and among the Borrower, WH Smith Group Holdings
     (USA), Inc. and The Wall, as the same may be amended, supplemented or otherwise modified from time to time.

          "Wall Closing Date": the "Closing Date" as defined in the Wall Acquisition Agreement.

          "Wall Transaction": the acquisition by the Borrower or Camelot Northeast Region, Inc. of substantially all of the assets of The Wall pursuant to the Wall Acquisition Agreement.

          "Wall Transaction Documents": the collective reference to the Wall Acquisition Agreement and any other instrument or agreement executed and delivered in connection with the Wall Acquisition Agreement, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

          "Withdrawal Liability": as defined under Part I of Subtitle E of Title IV of ERISA.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, any other Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Loan Parties not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

          SECTION 2 AMOUNT AND TERMS OF COMMITMENT

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender agrees to make revolving credit loans (individually, a "Loan", and collectively, the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment at such time. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Bank issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Bank for such drawing, and having the Issuing Bank issue new Letters of Credit.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Aggregate Outstanding Extensions of Credit for all Lenders shall not at any time exceed the Borrowing Base at such time and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

          (c) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and upon notice to the Agent in accordance with subsections 2.5 and 2.6; provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

          2.2 Notes. The Loans made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit J (each, a "Note"), with appropriate insertions, payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of
(a) the amount of the Peak Period Commitment of such Lender and (b) the aggregate unpaid principal amount of all Loans made by such Lender to the Borrower, with interest thereon as prescribed in subsection 2.9. Each Lender is hereby authorized to record the Borrowing Date, the Type and the amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of the Interest Period with respect thereto on the schedule annexed to and constituting a part of its Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of any Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under such Note. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with subsection 2.9. Interest on each Note shall be payable on the dates specified in subsection 2.9(e).

          2.3 Commitment Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a non-refundable commitment fee from and including the Closing Date to and including the Termination Date, computed at the rate of 3/8 of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made (whether or not the Borrower shall have satisfied the applicable conditions to borrowing or issuance of a Letter of Credit set forth in Section 5). Such commitment fee shall be payable in arrears on each Interest Payment Date applicable to ABR Loans, commencing on the first such date to occur following the Closing Date.

          2.4 Arrangement Fee. The Borrower agrees to pay a non-refundable arrangement fee, payable to the Agent in advance on the Closing Date, for the account of each Lender, equal to 1% of such Lender's Peak Period Commitment.

          2.5 Procedure for Borrowing. The Borrower may borrow under the Commitments on any Business Day, provided that, with respect to any borrowings, the Borrower shall give the Agent irrevocable notice (a "Borrowing Notice"), which notice must be received by the Agent (a) prior to 12:00 noon, New York City time, three Business Days prior to the requested Borrowing Date (or if the Closing Date occurs on the date this Agreement is executed and delivered, for Loans made on the Closing Date, on the requested Borrowing Date) if all or any part of the Loans are to be Eurodollar Loans and (b) prior to 10:00 a.m., New York City time, on the requested Borrowing Date if the borrowing is solely of ABR Loans, and specifying (i) the amount of the borrowing, (ii) whether such Loans are initially to be Eurodollar Loans or ABR Loans or a combination thereof and (iii) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans. Each borrowing under the Commitments shall be in an amount equal to the lesser of (A) $500,000 or a whole multiple of $50,000 in excess thereof and (B) the Available Commitments. Not later than 1:00 p.m., New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Agent at the office of the Agent specified in subsection 10.2 (or at such other location as the Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender. Loan proceeds received by the Agent hereunder shall promptly be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Loans that are Eurodollar Loans into ABR Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert all or a portion of Loans that are ABR Loans to Eurodollar Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, subject to the last sentence of this subsection, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection, the Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans may be converted as provided herein; provided that (i) partial conversions of ABR Loans shall be in the aggregate principal amount of $500,000 or a whole multiple of $50,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $500,000 or a whole multiple of $50,000 in excess thereof and (ii) no Loan that is an ABR Loan shall be converted into a Eurodollar Loan (A) when any Event of Default has occurred and is continuing or (B) after the date that is one month prior to the Maturity Date.

          (b) Any Loan that is a Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Loan that is a Eurodollar Loan shall be continued as such (i) when any Event of Default has occurred and is continuing, (ii) after the date that is one month prior to the Maturity Date or (iii) if the Borrower fails to give such notice in accordance with the applicable provisions of the definition of the term "Interest Period".

          2.7 Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Agent and subject to the provisions of this subsection, to terminate or, from time to time, permanently reduce the Peak Period Commitments or the Non-Peak Period Commitments. Any termination of the Commitments shall be accompanied by (i) prepayment in full of the Loans and L/C Obligations constituting drawings under any Letter of Credit which has not then been reimbursed and (ii)(A) replacement of any then unexpired Letter of Credit and return thereof to the Issuing Bank undrawn and marked "canceled" or (B) to the extent that the Borrower is unable to replace any such Letter of Credit, the deposit of funds into the L/C Cash Collateral Account until such Letter of Credit has been cash collateralized in an amount equal to 105% of the face amount of such Letter of Credit. Upon (but only upon) termination of the Commitments, any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests granted by the Issuing Bank to the Lenders in such Letter of Credit pursuant to subsection 3.4(a) shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Bank is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.3 shall continue to accrue to the Issuing Bank (or, the Issuing Bank and the Lenders in the event of any such automatic reinstatement, as provided in subsection 3.3) with respect to such Letter of Credit until the expiry thereof.

          (b) In the case of termination of the Commitments, payment of interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee and any other obligation accrued hereunder shall be made on the date of such termination. Any partial reduction of the Commitments shall be in the amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall, in each case, reduce permanently the amount of the Commitments then in effect.

          2.8 Optional and Mandatory Prepayments; Repayments of Loans. (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 2.17), upon (i) in the case of prepayments of Eurodollar Loans, at least three Business Days' irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Agent and (ii) in the case of prepayments of ABR Loans, irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Agent prior to 11:30 A.M., New York City time, on the date of such prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
2.17 in connection therewith. Partial prepayments of Loans under this paragraph shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.

          (b) To the extent that the sum of the outstanding Loans and L/C Obligations on any Business Day exceeds (i) the Commitments, including without limitation, on the first Business Day of any Non-Peak Period during the Commitment Period or as a result of a permanent reduction of the Commitments pursuant to subsections 2.7(a) or 2.8(c), or (ii) the Borrowing Base, the Borrower shall in each such case on the next Business Day pay in full an amount equal to such excess first, to payment in full of all outstanding Loans, second, to payment in full of any L/C Obligations constituting drawings under one or more Letters of Credit which have not then been reimbursed, and third, to cash collateralize any L/C Obligations constituting outstanding and undrawn Letters of Credit by depositing an amount equal to 105% of the face amount of each outstanding Letter of Credit in the L/C Cash Collateral Account.

          (c) If any Loan Party shall receive in excess of $750,000 of Net Proceeds from Asset Sales during any fiscal year then, unless the Required Lenders shall otherwise agree, the amount of such Net Proceeds in excess of $750,000 shall be applied to reduce permanently the Commitments within five Business Days of the receipt by such Loan Party of such excess Net Proceeds.

          (d) Notwithstanding the foregoing provisions of this Section 2, for a period of not less than 45 consecutive days during the fiscal year beginning on March 1, 1998 and each fiscal year thereafter, the aggregate outstanding principal amount of all Loans shall be reduced to zero.

          2.9 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the ABR.

          (b) Each Eurodollar Loan shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period, plus 1.75%.

          (c) Interest on each Eurodollar Loan shall accrue from and including the first day of the Interest Period applicable thereto to, but excluding, the last day of such Interest Period.

          (d) If all or a  portion  of (i) the  principal  amount of any Loan or
(ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, and any such overdue amount shall, without limiting the rights of the Agent and the applicable
Lenders under Section 8, bear interest at a rate per annum that would be otherwise applicable thereto pursuant to the foregoing provisions of this subsection, plus 2%, from the date of nonpayment until such amount is paid in full (after as well as before judgment).

          (e) Interest on the Loans shall be payable in arrears on each applicable Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable on demand.

          2.10 Computation of Interest and Fees. (a) Commitment and all other fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining the Eurodollar Rate.

          (c) If at any time any Reference Lender's Commitment shall terminate (other than on termination of all the Commitments), such Reference Lender shall thereupon cease to be a Reference Lender and, if as a result of the foregoing, there shall only be one Reference Lender remaining, then the Agent, after consultation with the Borrower and the Lenders, shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its reasonable best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any Reference Lender shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

          2.11 Agent Fees. The Borrower agrees to pay to the Agent, for its own account, a non-refundable agent's fee, in an amount per annum equal to $50,000, payable in advance on the Closing Date and annually thereafter on each one-year anniversary of the Closing Date prior to be termination of the Commitments and payment in full of the Loans, the L/C Obligations and any other amounts payable pursuant to any Loan Document to the Agent, the Lenders or the Issuing Bank.

          2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted or continued on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent (and the Agent agrees to do so promptly when the relevant circumstance no longer exists), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.13 Pro Rata Treatment and Payments. (a) Each borrowing of Loans by the Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) made on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made on account of principal, interest and fees shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 10.2 in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the ABR Loans hereunder, on demand, from the Borrower, without prejudice to any rights which the Borrower or the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

          (c) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

          2.14 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue
Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as such restriction no longer applies,
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) all Loans thereafter made by such Lender shall be ABR Loans until such time as such restriction no longer applies. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.17.

          2.15 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law from any central bank or other Governmental Authority or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in any such case, made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.16 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law after the date hereof regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such controlling corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling corporation's policies with respect to capital adequacy and using averaging and attribution methods which are reasonable) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender in reasonable detail to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and repayment of the Notes and all other amounts payable hereunder. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage.

          2.16 Taxes. (a) Except as provided in the immediately succeeding sentence, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes on or measured by net income and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and repayment of the Notes and all other amounts payable hereunder.

          (b) Each Lender that is not a United States person (as such term is defined under Section 7701(a)(30) of the Code) incorporated under the laws of the United States or a state thereof shall, as promptly as possible deliver to the Borrower and the Agent (i) two accurate, duly completed, properly executed copies of United States Internal Revenue Service Form 1001 or Form 4224, or successor applicable form, as the case may be, and (ii) if applicable for purposes of United States back-up withholding tax, an Internal Revenue Service Form W-8 or successor applicable form. Thereafter, each such Lender shall, as promptly as practicable:

          (x) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (y) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case, after the Closing Date (or in the case of a Transferee, after the date on which such Transferee becomes a Participant or Lender hereunder) the adoption of any law, rule, regulation, policy, guideline or directive or any change therein or in the interpretation or application thereof by any Governmental Authority relating to the deducting or withholding of income taxes has occurred which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (A) in the case of a Form 1001 or Form 4224 or any successor applicable form, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(B) in the case of a Form W-8, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Notwithstanding anything to the contrary contained in this subsection, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the Treasury Regulations issued thereunder) with respect to any payments made by the Borrower under this Agreement or under any Note, the Borrower shall not be obligated to pay additional amounts to such Lender pursuant to this subsection to the extent that the amount of United States taxes exceeds the amount that would have otherwise been payable had such Lender not been a conduit entity participating in a conduit financing arrangement.

          (d) If a Lender (or the Agent on behalf of a Lender) receives a refund of, or in respect of, any Non-Excluded Taxes for which the Borrower has paid additional amounts pursuant to subsection 2.16(a) or, after the payment of such amounts, such Lender receives a tax credit, deduction or other benefit by reason of the payment or accrual of such Non-Excluded Taxes, such Lender shall as promptly as possible pay to the Borrower an amount equal to such refund, credit, deduction or other tax benefit. Nothing in this subsection shall require a Lender to disclose its tax returns to the Borrower.

          2.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement and repayment of the Notes and all other amounts payable hereunder.

          2.18 Proceeds of Loans and Letters of Credit. The Borrower shall use the proceeds of the Loans to provide working capital for, to finance Inventory purchases by, and for other general corporate purposes of the Loan Parties (including to make cash payments and/or distributions, under, and in connection with, the implementation of the Reorganization Plan and the Wall Acquisition Agreement), and the Letters of Credit shall be issued to support the purchase of Inventory by the Loan Parties and for other general corporate purposes of the Loan Parties.

          SECTION 3 LETTERS OF CREDIT

          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection , agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance,
(i) the L/C Obligations would exceed the L/C Limit, (ii) the Available Commitment would be less than zero or (iii) subsection 2.1(b) would be violated.

          (b) Each Letter of Credit shall:

               (i) be denominated in Dollars and shall be either a Standby L/C or a Commercial L/C;

               (ii) expire no later than the Maturity Date; and

               (iii) if the Termination Date occurs prior to the expiration of any such Letter of Credit, such Letter of Credit shall be replaced and returned to the Issuing Bank undrawn and marked "canceled" on or prior to Termination Date or to the extent that the Borrower is unable to replace any such Letter of Credit, the Borrower shall deposit funds into the L/C Cash Collateral Account until such Letter of Credit has been cash collateralized in an amount equal to 105% of the face amount of such Letter of Credit.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit (a) if the conditions precedent to the issuance of such Letter of Credit contained in subsection 5.2 are not satisfied and (b) earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          3.3 Letter of Credit Fees and Other Charges. (a) In lieu of any letter of credit commissions and fees provided for in any Application relating to Standby L/Cs (other than standard issuance, amendment and negotiation fees), the Borrower agrees to pay the Agent, for the account of the Issuing Bank and the Participating Lenders, with respect to each Standby L/C issued for the account of the Borrower, a Standby L/C fee of 2% per annum (of which the Issuing Bank shall retain for its own account, as the issuing bank and not on account of its L/C Participating Interest therein, 1/4 of 1% per annum) on the amount available to be drawn under such Standby L/C, payable in arrears on the last day of each Interest Payment Date applicable to ABR Loans.

          (b) In lieu of any letter of credit commissions and fees provided for in any Application relating to Commercial L/Cs (other than standard issuance, amendment and negotiation fees), the Borrower agrees to pay the Agent, for the account of the Issuing Bank and the Participating Lenders, with respect to each Commercial L/C issued for the account of the Borrower, a Commercial L/C fee of 3/4 of 1% (of which the Issuing Bank shall retain for its own account, as the issuing bank and not on account of its L/C Participating Interest therein, 1/8 of 1%), on the maximum face amount of such Commercial L/C, payable in arrears on the last day of each Interest Payment Date applicable to ABR Loans.

          (c) For purposes of any payment of fees required pursuant to this subsection, the Agent agrees to provide to the Borrower a statement of any such fees to be so paid; provided that the failure by the Agent to provide the Borrower with any such statement shall not relieve the Borrower of its obligation to pay such fees.

          (d) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (e)  The  Agent  shall,   promptly   following  its  receipt  thereof,
distribute to the Issuing Bank and the Participating Lenders all fees received by the Agent for their respective accounts pursuant to this subsection.

          3.4 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each Participating Lender, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to such Participating Lender's Commitment Percentage of the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Participating Lender shall pay to the Issuing Bank upon demand and in immediately available funds, if notified prior to 12:00 noon New York City time on such date; otherwise on the next succeeding Business Day at the Issuing Bank's address for notices specified herein an amount equal to such Participating Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any Participating Lender to the Issuing Bank pursuant to clause (a) of this subsection in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such Participating Lender shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Lender pursuant to clause (a) of this subsection is not in fact made available to the Issuing Bank by such Participating Lender within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such Participating Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Participating Lender its pro rata share of such payment in accordance with clause (a) of this subsection, the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of the L/C Cash Collateral Account applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such Participating Lender its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Participating Lender shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Bank in accordance with subsection 3.5(b) in respect of any draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse the Issuing Bank pursuant to subsection 3.5(a) with respect to any drawing under any Letter of Credit on (i) the Business Day on which such drawing is paid by the Issuing Bank, if notice of such drawing is given to the Borrower by the Issuing Bank prior to 12:00 Noon, New York City time, on the date such drawing is paid, or (ii) the first Business Day after notice of such drawing is given to the Borrower by the Issuing Bank, if such notice is given after 12:00 Noon, New York City time, on the date such drawing is paid, and, if such drawing is reimbursed after the date of such drawing, interest shall be payable on the amount of such drawing for the period from the date such drawing is paid by the Issuing Bank until reimbursed by the Borrower at the rate applicable to ABR Loans. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate applicable to overdue ABR Loans.

          3.6 Obligations Absolute. (a) Subject to subsection 3.6(b), the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or has had against the Issuing Bank, any Participating Lender or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Bank that, in the absence of gross negligence or willful misconduct by the Issuing Bank, the Issuing Bank shall not be responsible for, and the Borrower's reimbursement obligations under subsection shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


          SECTION 4 REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Bank to issue, and the Participating Lenders to participate in, the Letters of Credit, the Borrower hereby represents and warrants to each Lender, the Issuing Bank and the Agent, as of the Closing Date and as of the making of any extension of credit hereunder (unless such representation is expressly made as of a specific date, in which case such representation and warranty is made as of such specific date):

          4.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 1, 1997 and the related consolidated statements of operations and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, LLC, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operation and their consolidated cash flows for the fiscal year then ended.

          (b) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the Effective Date, certified by a Responsible Officer of the Borrower, a copy of which has been heretofore provided to each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, adjusted to give effect to (i) the Wall Transaction and each of the transactions contemplated by the Wall Transaction Documents and (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date. Such pro forma balance sheet, together with the notes thereto, was prepared based on good faith assumptions and is based on the best information available to the Borrower as of the date of delivery thereof, and reflects on a pro forma consolidated basis the financial position of the Borrower and its consolidated Subsidiaries as of the Effective Date, as adjusted, as described above.

          (c) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at August 30, 1997 and the related consolidated statements of operations and cash flows for the fiscal quarter ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been provided to each Lender, present fairly in all material respects in accordance with GAAP, the financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the results of their consolidated operations and their consolidated cash flows for the fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

          4.2 No Change. Since March 1, 1997, there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 Corporate Existence; Compliance with Law. Each of the Loan Parties
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except where noncompliance would not have a Material Adverse Effect.

          4.4 Corporate Power; Authorization. Each of the Loan Parties has the corporate power and authority to make, deliver and perform each of the Loan Documents to which it is a party, and the Borrower has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is or will be a party and the Borrower has taken all necessary corporate action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Loan Party, or for the validity or enforceability against such Loan Party, of any Loan Document, except as may be necessary to perfect the Liens created pursuant to the Security Documents and except those consents, authorizations and filings which have been obtained, made or waived.

          4.5 Enforceable Obligations. This Agreement, and each of the other Loan Documents and the Wall Transaction Documents have been or will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto and each of the Wall Transaction Documents constitutes, and this Agreement and each of the other Loan Documents will constitute upon execution and delivery, the legal, valid and binding obligation of such Loan Party, and is enforceable against such Loan Party in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.6 No Legal Bar. The execution, delivery and performance of each Loan Document and each Wall Transaction Document and the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit will not violate any Requirement of Law or any Contractual Obligation existing on the Effective Date applicable to or binding upon each Loan Party or any of its properties or assets, and will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to such Loan Party, as the case may be, or any such Contractual Obligation.

          4.7 No Material Litigation. No litigation by, investigation known to the Borrower by, or proceeding of, any Governmental Authority is pending against any Loan Party with respect to the validity, binding effect or enforceability of any Loan Document, any Wall Transaction Document, the Loans made hereunder, the use of proceeds thereof, or of any drawings under a Letter of Credit and the other transactions contemplated hereby and by the Wall Transaction Documents. Except as set forth on Schedule 4.7 hereto, no lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Borrower, threatened as of the Closing Date against or affecting any Loan Party or any of its properties, assets, operations or businesses, is reasonably likely, if adversely decided, to have a Material Adverse Effect.

          4.8 Investment Company Act. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          4.9 Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board. No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

          4.10 Taxes. Each Loan Party has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and, except to the extent set forth in the Reorganization Plan, has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the applicable Loan Party or (b) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect).

          4.11  Subsidiaries.  The  Subsidiaries of the Loan Parties on Schedule
4.11 constitute all of the Subsidiaries of the Loan Parties as of the Closing Date, after giving effect to the consummation of the Wall Transaction.

          4.12 Ownership of Property and Assets. Each Loan Party has good and valid title to all its material assets in each case free and clear of all Liens of any nature whatsoever except Permitted Liens. All of the Inventory is owned by the Loan Parties. With respect to real property or interests in real property, the applicable Loan Party has (i) fee title to all of its real property listed on Schedule 4.12 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 4.12 under the heading "Leased Properties" (each, a "Leased Property"). The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Loan Parties.

          4.13 ERISA. No Loan Party or any Commonly Controlled Entity would be liable for any material amount pursuant to Sections 4062, 4063, 4064 or 4069 of ERISA, if any Single Employer Plan were to terminate. No Loan Party or any Commonly Controlled Entity has been involved in any transaction that would cause such Loan Party to be subject to any material liability with respect to a Plan to which such Loan Party or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made under Sections 4062, 4069 or 4212(c) of ERISA. No Loan Party or any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA which would become or remain a liability of such Loan Party after the Closing Date and the consummation of the Wall Transaction. No Loan Party, or any director, officer or employee thereof, or any of the Plans (to the best knowledge of the Borrower with respect to any Plan that is a Multiemployer Plan), or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction or taken any other action or omitted to take any action involving any such Plan which would constitute a prohibited transaction within the meaning of Section 406 of ERISA which is not otherwise exempted, or would cause it to be subject to either a material liability or a material civil penalty assessed pursuant to Sections 409 or 502 of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code. Each of the Plans (to the best knowledge of the Borrower with respect to any Multiemployer
Plan) has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code. There are no material pending or, to the best knowledge of the Borrower, threatened claims by or on behalf of any of the Plans (to the best knowledge of the Borrower with respect to any Multiemployer Plan) or any fiduciary of such Plan, by any employee or beneficiary covered under any such Plan or fiduciary, or otherwise involving any such Plan or fiduciary (other than routine claims for benefits). No condition exists and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor has any Loan Party or any Commonly Controlled Entity been notified that any such Multiemployer Plan is Insolvent or in Reorganization, which Insolvency or Reorganization would result in a material liability of such Plan. No Loan Party nor any Commonly Controlled Entity has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable pursuant to which such Loan Party or Commonly Controlled Entity has any material liability to a Multiemployer Plan. No Loan Party nor any Commonly Controlled Entity is obligated to contribute to a Multiemployer Plan, on behalf of any current or former employee of the Borrower or any Commonly Controlled Entity. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans which could reasonably be expected to result in a material liability of such Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA in favor of any Plan. No Loan Party has any defined benefit plans (as defined in Section 3(35) of ERISA) other than as listed on Schedule 4.13.

          4.14 Copyrights, Permits, Trademarks and Licenses. Schedule 4.14 sets forth a true and complete list of all material trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to any Loan Party and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 4.14, a Loan Party owns or has the right to use, without payment to any other party, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to on such Schedule. To the best knowledge of the Borrower, no claims are pending by any Person with respect to the ownership, validity, enforceability or any Loan Party's use of any such trademarks (registered or unregistered), trade names, service marks, copyrights or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing in any jurisdiction, domestic or foreign.

          4.15 No Default. None of the Loan Parties is in default in the payment or performance of any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which could reasonably be expected to have a Material Adverse Effect and no such order, award or decree could reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

          4.16 Security Documents. Upon execution and delivery thereof, the Security Documents will be effective to create, in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable Liens on and security interests in all right, title, estate and interest of the Borrower and the other Loan Parties, as the case may be, in and to the collateral described therein and, upon the filing and recording of all necessary and appropriate recordings and filings in all appropriate public offices and the taking of any other actions required by law, the Liens and security interests created by each of the Security Documents will constitute perfected security interests in all such right, title, estate and interest of the Borrower and the other Loan Parties prior to all other Liens, existing or future, except for Permitted Liens, provided that the enforceability of such Liens and security interests is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          4.17 Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the Borrower:

          (a) each parcel of real property owned or operated by any Loan Party (the "Properties") does not contain, and has not previously contained, in, on or under including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a material violation of, or could reasonably give rise to material liability under, Environmental Laws;

          (b) the Properties and all operations and facilities at the Properties are in material compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of, or materially impair the fair saleable value of, the Properties;

          (c) no Loan Party has received or is aware of any complaint, notice of violation, alleged violation, or notice of investigation or of potential liability under Environmental Laws with regard to the Properties or the operations of the Loan Parties, nor does the Borrower have knowledge that any such action has been threatened;

          (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under the Properties, nor have any Hazardous Materials been transported from the Properties, in material violation of or in a manner that could reasonably give rise to liability under any Environmental Laws; and

          (e) there are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, threatened, under any Environmental Law to which any Loan Party is a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations at facilities at the Properties, outstanding under any Environmental Law with respect to the Properties.

          4.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 4.1, this Agreement, the other Loan Documents, the Disclosure Materials, the Reorganization Plan, the Wall Transaction Documents and any other certificates or documents furnished or to be furnished, to the Agent or the Lenders or the Bankruptcy Court from time to time in connection with this Agreement, the other Loan Documents, the Disclosure Materials, the Reorganization Plan and the Wall Transaction Documents, taken as a whole, do not and will not, to the best knowledge of the Borrower, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were furnished or made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Loan Parties.

          4.19 Insurance. All policies of insurance of any kind or nature owned by or issued to any Loan Party, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Loan Parties, taken as a whole.

          SECTION 5 CONDITIONS PRECEDENT

          5.1 Conditions to Initial Loan and Letter of Credit and Effectiveness of Agreement. This Agreement shall become effective upon, and the obligation of each Lender to make its initial Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit are subject to, the satisfaction or waiver by the Required Lenders of each of the following conditions precedent, provided that no Lender shall make its initial Loan prior to the satisfaction of the additional conditions precedent contained in subsection 5.2(f):

          (a) Loan Documents. The Agent shall have received (i) a counterpart of this Agreement for each Lender executed and delivered by a duly authorized officer of the Borrower, (ii) for the account of each Lender, a Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) a counterpart of each of the Holdings Guarantee and the Subsidiaries Guarantee for each Lender, each executed and delivered by a duly authorized officer of each party thereto and (iv) a counterpart of each Security Document for each Lender, each executed and delivered by a duly authorized officer of each party thereto.

          (b) Supporting Documents.  The Agent shall have received for each Loan
     Party:

               (i) a copy of the certificate of incorporation of such Loan Party, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

               (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by such Loan Party set forth in clause (i) above and as to the charter documents on file in the office of such Secretary of State; and

               (iii) a certificate executed by the President or any Vice President and the Secretary or Assistant Secretary of such Loan Party dated the Closing Date, and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors (or in the case of Holdings, authorized pursuant to the Reorganization Plan and the Confirmation Order) of (1) in the case of the Borrower, the Borrower authorizing the requesting of the Loans and the issuance of Letters of Credit hereunder, and (2) in the case of each Loan Party (including the Borrower), such Loan Party authorizing the execution, delivery and performance in accordance with their respective terms of each Loan Document to be executed by it and any other documents required or contemplated hereunder or thereunder, the granting of the security interests contemplated hereby, and any other matters as reasonably requested by the Agent and the Lenders, (C) that the certificate of incorporation of such Loan Party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of such Loan Party executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Loan Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

          (c) Pro Forma Balance Sheet. The Agent shall have received a pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the Effective Date, adjusted to give effect to the consummation of the transactions contemplated by the Reorganization Plan and the Wall Transaction, which pro forma balance sheet shall be in form and substance reasonably satisfactory to the Agent.

          (d) Fees and Expenses. The Agent and each Lender shall have received all facility and other fees, expenses and other consideration required to be paid or delivered on or before the Closing Date (including, without limitation, all fees and expenses owing as of the Closing Date required to be paid pursuant to subsection 10.5).

          (e) Legal Opinion. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of White & Case, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit K;

               (ii) the executed legal opinion of Stark & Knoll, special real estate counsel to Camelot Distribution, substantially in the form of Exhibit L-1; and

               (iii) the executed legal opinion of Obermayer, Rebmann, Maxwell &
          Hippel   LLP,   special   Pennsylvania   counsel   to  the   Borrower,
          substantially in the form of Exhibit L-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (f) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to the Holdings Pledge Agreement and the Borrower Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of Holdings or the Borrower, as the case may be, each endorsed in blank by a duly authorized officer of Holdings or the Borrower, as the case may be.

          (g) Actions to Perfect Liens. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (h) Surveys. The Agent shall have received, and the title insurance company issuing the policy referred to in subsection 5.1(i) (the "Title Insurance Company") shall have received, a map or plat of the Mortgaged Property, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company.

          (i) Title Insurance Policy. The Agent shall have received in respect of the Mortgaged Property a mortgagee's title policy or marked up unconditional binder for such insurance dated the Closing Date. Such policy shall (i) be in an amount reasonably satisfactory to the Agent; (ii) be issued at ordinary rates; (iii) insure that the Camelot Distribution Mortgage creates a valid Lien on the Mortgaged Property free and clear of all defects and encumbrances, except such as may be approved by the Agent;
     (iv) name the Agent for the benefit of the Lenders as an insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request and (vii) be issued by title companies reasonably satisfactory to the Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Agent). The Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

          (j) Flood Insurance. To the extent required by applicable law, the Agent shall have received (i) evidence of a policy of flood insurance reasonably acceptable to the Agent which (A) covers any Mortgaged Property located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (k) Copies of Documents. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 5.1(i) and a copy, certified by such parties as the Agent may deem appropriate, of all other documents affecting the Mortgaged Property.

          (l) Insurance. The Agent shall have received (i) a schedule describing all insurance maintained by each Loan Party pursuant to subsection 6.4 and
     (ii) certificates of insurance for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

          (m) Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate (dated no more than seven (7) days prior to the making of the initial Loan or the issuance of the initial Letter of Credit) showing a Borrowing Base sufficient to allow the making of such Loan or the issuance of such Letter of Credit in accordance with subsection 2.1(b).

          (n) Information. The Agent and each Lender shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or any Lender.

          (o) Environmental Compliance. Each Loan Party shall have granted the Agent and each Lender access to and the right to inspect all reports, audits and other internal information of such Loan Party relating to environmental matters, and the Agent and each Lender shall be satisfied that the Loan Parties are in compliance in all material respects with all applicable Environmental Laws and regulations and be satisfied with the costs of maintaining such compliance.

          (p) Confirmation Order; Reorganization Plan. The Agent and each Lender shall have received a true and correct copy of the Confirmation Order which
     (i) shall be in form and substance reasonably satisfactory to the Agent and in full force and effect, and shall not have been stayed, reversed, modified or amended and (ii) shall approve and authorize the transactions contemplated by this Agreement, the other Loan Documents, the Wall Transaction Documents and the Reorganization Plan and otherwise shall not be inconsistent with the provisions hereof and thereof, provided that if the approval and authorization of the transactions contemplated by the Wall Transaction Documents are contained in a separate order of the Bankruptcy Court, such order (i) shall be in form and substance reasonably satisfactory to the Agent and in full force and effect, and shall not have been stayed, reversed, modified or amended and (ii) shall not be inconsistent with the provisions of the Loan Documents, the Wall Transaction Documents and the Reorganization Plan. The Reorganization Plan shall not have been amended, supplemented or otherwise modified after the deadline for voting to accept or reject the Reorganization Plan, except for such amendments, supplements or modifications thereto which are (A) purely technical or corrective in nature or (B) not inconsistent, in the reasonable judgment of the Agent, with the terms of this Agreement, the other Loan Documents and the Wall Transaction Documents. The Transfer Agreements (as defined in the Reorganization Plan) shall have been executed and delivered by the parties thereto and the transactions contemplated thereby to occur on or before the Effective Date shall have been consummated.

          (q) Available Trade Credit. The Agent and each of the Lenders shall be reasonably satisfied that trade credit will be made available to the Loan Parties after the Closing Date in amounts and on terms consistent with the Borrower's post- Effective Date budget/projections.

          (r) Cash Payment to Pre-Petition Secured Lenders. Each holder on the Effective Date of a Class 1-A Claim under and as defined in the Reorganization Plan shall have received payment in cash in respect of such holder's claim in accordance with, and subject to, the terms of the Reorganization Plan, including, without limitation, the Exchange Option and the Prepetition Lender Secured Claim Option (as such terms are defined in the Reorganization Plan).

          5.2 Conditions to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan and the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, provided that no Lender shall make its initial Loan prior to the satisfaction of the additional conditions precedent contained in subsection 5.2(f):

          (a) Notice. The Agent shall have received a Borrowing Notice with respect to each Loan or an Application with respect to each Letter of Credit, as the case may be.

          (b) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 4 or which are contained in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date), including that there shall not have occurred any Material Adverse Effect since the Closing Date.

          (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date, and the proposed Loan and its intended use are consistent with the terms of this Agreement.

          (d) Fees. The Borrower shall have paid to the Agent and the Lenders the then unpaid balance of all accrued and unpaid fees and expenses then due and payable under and pursuant to this Agreement.

          (e) Borrowing Certificate. The Agent shall have received, with a copy for each Lender, a certificate executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit M, certifying that (i) the requested Loan or Letter of Credit and the application or use thereof are consistent with the terms of this Agreement, (ii) no Default or Event of Default has occurred and is continuing, (iii) all of the conditions set forth in subsection 5.2 to such Loan or Letter of Credit have been satisfied and (iv) after giving effect to the making of such Loan or the issuance of such Letter of Credit, as the case may be, subsection 2.1(b) will not be violated.

          (f) Additional Conditions Precedent to Initial Loan. In the case of such Lender's initial Loan only, in addition to the satisfaction of the conditions precedent contained in subsection 5.2(a) through (e) above,

               (i) The Agent shall have received for each Lender, a copy of the Wall Acquisition Agreement and any of the other Wall Transaction Documents reasonably requested by the Agent, certified by a Responsible Officer of the Borrower.

               (ii) The Wall Closing Date shall have occurred and the Wall Transaction shall have been consummated pursuant to the Wall Transaction Documents for an aggregate cash purchase price not to exceed $47,000,000 (excluding the face amount of the Standby L/C to be issued on the closing of the Wall Transaction), subject to adjustment as provided therein, and all of the conditions precedent set forth in the Wall Acquisition Agreement shall have been satisfied, and no material provision of the Wall Transaction Documents shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Agent and the Lenders, which consent shall not be unreasonably withheld. The Agent shall be reasonably satisfied with the Wall Transaction Documents in all respects.

               (iii) The Agent shall have received, with a copy for each Lender,
          (A) a new Schedule 4.12 (Fee and Leased Properties) and a new Schedule
          4.14  (Trademarks  and  Copyrights)  to this  Agreement  and (B) a new
          Schedule 4 (Trademarks and Trademark Licenses) and a new Schedule 6 (Inventory and Equipment) to the Subsidiaries Security Agreement, in each case, giving effect to the Wall Transaction; upon satisfaction of the conditions precedent contained in this subsection 5.2(f) this Agreement and the Subsidiaries Security Agreement shall each be deemed amended to substitute the Schedules delivered pursuant to this paragraph (iii) for the corresponding Schedules delivered on the Closing Date.

               (iv) The Agent shall have received evidence in form and substance reasonably satisfactory to it that any further filings, recordings, registrations and any other actions, including without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Documents, after giving effect to the Wall Transaction, shall have been completed.

Each borrowing by the Borrower hereunder and the issuance of each Letter of Credit by the Issuing Bank hereunder shall constitute a representation and warranty by the Borrower as of the applicable Borrowing Date that the conditions in this subsection have been satisfied as of such Borrowing Date.

          SECTION 6 AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation (other than L/C Obligations that have been cash collateralized in the manner set forth in subsection 2.7) remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender, the Agent or the Issuing Bank hereunder or under any of the other Loan Documents, unless the Required Lenders otherwise consent in writing, it shall or shall cause each other Loan Party to:

          6.1 Financial Statements,  Reports, etc. Furnish to the Agent and each
Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flows and stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without any "going concern" or like qualification or exception or any other material qualifications (other than with respect to the Cases and related matters), by independent certified public accountants of nationally recognized standing; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the first fiscal quarter ending after the Closing Date, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income, cash flows and stockholders' equity of the Borrower and its consolidated Subsidiaries for such quarterly period and the portion of the fiscal year of the Borrower through such date, setting forth in each case in comparative form the figures for the corresponding quarter and year to date portion of the previous year, certified by the chief financial officer of the Borrower as being fairly stated in all material respects; all such financial statements to be complete and correct in all material respects (subject to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP and
     (ii) a discussion and analysis by management of the results of the Loan Parties' operations, including the status of Inventory, returns and trade credit;

          (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month occurring during each fiscal year of the Borrower (other than the last fiscal month of any fiscal quarter), (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statements of income, cash flows and stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal month and the portion of the fiscal year through the end of such fiscal month, setting forth in each case in comparative form the consolidated figures for the corresponding month of the previous year, certified by the chief financial officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); all such financial statements to be complete and correct in all material respects (subject to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP, (ii) a report as of the last day of such fiscal month comparing the Inventory at stores operated by the Loan Parties and at the Loan Parties' warehouses at such date with the comparable prior year period and (iii) a report on such fiscal month detailing the operating and non-operating expenses of the Loan Parties and comparing such expenses to the comparable prior year period and (iv) other information reasonably requested by the Agent regarding the Loan Parties' operations, including the status of Inventory, returns and trade credit;

          (d) concurrently with the delivery of the consolidated financial statements referred to in subsection 6.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the audit necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default to the extent relating to accounting matters, including without limitation, subsections 7.7 and 7.8;

          (e) concurrently with the delivery of the financial statements referred to in subsections 6.1(a), (b) and (c), a certificate of the chief financial officer of the Borrower (i) stating that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing except as specified in such certificate, (ii) showing in reasonable detail (in the case of the financial statements referred to in subsections 6.1(a) and (b)) as of the end of the related period the figures and calculations supporting such statement in respect of subsections 7.7 and 7.8, (iii) if not specified in the financial statements delivered pursuant to paragraph (a), (b) or (c) of this subsection, as the case may be, specifying the aggregate amount of depreciation, depletion and amortization charged on the books of the applicable Loan Party, during such period, and indicating the number of stores closed during the preceding month and the status of the leases with respect to such closed stores;

          (f) promptly upon receipt thereof, copies of all final reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of any such Loan Party made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (g) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by any Loan Party, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (h) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any Loan Party with the Bankruptcy Court or the United States Trustee in the Cases;

          (i) an accurate, duly completed Borrowing Base Certificate as soon as available but in any event on or before (i) during any period when Loans or L/C Obligations are outstanding, Tuesday of each week, for the week ending on the immediately preceding Saturday, together with the weekly "Supplemental Reportings" referenced in such Borrowing Base Certificate and
     (ii) 20 calendar days after each fiscal month, as of the end of the immediately preceding fiscal month, together with the monthly "Supplemental Reportings" referenced in such Borrowing Base Certificate; and

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of each Loan Party, or compliance with the terms of any material loan or financing agreements, as the Agent or any Lender may reasonably request.

          6.2 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of any Loan Party or (b) for delinquent obligations which do not have a Material Adverse Effect.

          6.3 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and trade names the loss of which would not in the aggregate have a Material Adverse Effect and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          6.4 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted);

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business; and

          (c) Maintain such other insurance as may be required by law.

          6.5 Inspection of Property; Books and Records; Discussions; Inventory Review. (a) Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Agent or any Lender upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Loan Parties with officers and employees thereof and with their independent certified public accountants;

          (b) From time to time upon the reasonable request of the Agent, permit the Agent or any professionals retained by the Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the Inventory; and

          (c) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, make such adjustments to the Borrowing Base as the Agent shall reasonably request based upon the results of such evaluation and appraisal.

          6.6 Notices. Promptly give notice to the Agent and each Lender:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against any Loan Party by any Governmental Authority, which in any such case could reasonably be expected to have a Material Adverse Effect;

          (c) of any litigation or proceeding against any Loan Party (i) in which more than $1,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect; and

          (d) of a change known to any Loan Party in the business, assets, condition (financial or otherwise) or results of operations of the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (c)) stating what action the Loan Parties propose to take with respect thereto.

          6.7 Supplemental Collateral; Guarantees. (a) If any Loan Party shall form or create any Subsidiary on or after the Closing Date, (i) such newly created Subsidiary shall become a Loan Party and shall within five Business Days thereafter execute and deliver a guarantee in favor of the Agent, for the benefit of the Lenders, substantially in the form of the Subsidiaries Guarantee or otherwise become a party to the Subsidiaries Guarantee pursuant to documentation satisfactory to the Agent, (ii) each stockholder that is a Loan Party of such newly created Subsidiary shall promptly thereafter pledge 100% of the issued and outstanding stock of such Subsidiary owned by such stockholder pursuant to a pledge agreement substantially in the form of the Borrower Pledge Agreement or otherwise become a party to the Borrower Pledge Agreement pursuant to documentation satisfactory to the Agent, (iii) such newly created Subsidiary shall promptly thereafter execute and deliver a security agreement in favor of the Agent, for the benefit of the Lenders, substantially in the form of the Subsidiaries Security Agreement or otherwise become a party to the Subsidiaries Security Agreement pursuant to documentation satisfactory to the Agent, (and if such newly created Subsidiary shall have an interest in any real property with a fair market value (as determined in good faith by the Borrower) greater than $500,000, a mortgage substantially in the form of the Camelot Distribution Mortgage), (iv) cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary or as the Agent may reasonably request in order to grant a Lien on substantially all of such newly created Subsidiary's property in favor of the Agent, for the benefit of the Lenders, and otherwise to carry out the purpose of this subsection (including, without limitation, the execution and delivery of other security documents, UCC financing statements and similar documents), each of which guarantees, pledge agreements, security agreements and mortgages shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent.

          (b) Upon the acquisition by any Loan Party of any material property (including, without limitation, any real property with a fair market value (as determined in good faith by the Borrower) greater than $500,000) or any interest therein that is not subject to a Lien created pursuant to a Security Document, the Borrower shall, or shall cause such other Loan Party to, execute and deliver to the Agent, for the benefit of the Lenders, appropriate mortgages, pledge agreements and security agreements and the like covering such property or interest in such property, all in form and substance reasonably satisfactory to the Agent, together with such further acts, documents and assurances as may be necessary or as the Agent may reasonably request in order to carry out the purpose of this subsection (including, without limitation, the execution and delivery of UCC financing statements and similar documents), each of which mortgages, pledge agreements and security agreements shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent.

          6.8 Environmental Laws. (a) Comply with, and use all reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under applicable Environmental Laws, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by legal proceedings; and

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by any Loan Party, any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this subsection shall survive termination of this Agreement and repayment of the Notes and all other amounts payable hereunder.

          6.9 Employee Benefits. Furnish to the Agent:

          (a) as soon as reasonably possible, and in any event within 30 days, after any Responsible Officer of any Loan Party or any Commonly Controlled Entity knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of any Loan Party to the PBGC in an aggregate amount exceeding $500,000, a statement of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action, if any, which such Loan Party or any affected Commonly Controlled Entity proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC;

          (b) as soon as reasonably possible, and in any event within 10 days, after receipt thereof by any Responsible Officer of any Loan Party or any Commonly Controlled Entity, a copy of any notice that any Loan Party or any Commonly Controlled Entity receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any such Plan;

          (c) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure of any Loan Party or any Commonly Controlled Entity to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of the Borrower setting forth details as to such failure and the action that such Loan Party or any Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any such notice given to the PBGC; and

          (d) as soon as reasonably possible, and in any event within 30 days, after receipt thereof by any Responsible Officer of any Loan Party or any Commonly Controlled Entity from the sponsor of a Multiemployer Plan, a copy of each notice received by any Loan Party or any Commonly Controlled Entity from such sponsor or the PBGC concerning (i) the imposition of Withdrawal Liability,
(ii) a determination by such sponsor or the PBGC that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA or (iii) an increase in the amount or rate of contributions required to be made by a Loan Party or Commonly Controlled Entity to a Multiemployer Plan.

          6.10 Further Assurances. Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which the Agent deems reasonably necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens created by any of the Security Documents that are duly perfected in accordance with all applicable Requirements of Law.

          SECTION 7 NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation (other than L/C Obligations that have been cash collateralized in the manner set forth in subsection 2.7) remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender, the Agent or the Issuing Bank hereunder or under any of the other Loan Documents, unless the Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any other Loan Party to, directly or indirectly:

          7.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness outstanding on the Closing Date or after giving effect to the Wall Transaction and, in each case, reflected on Schedule 7.1, but excluding the refinancing of any such Indebtedness;

          (b) Indebtedness under this Agreement, the Notes, the Letters of Credit and the other Loan Documents;

          (c) Indebtedness of the Loan Parties in respect of Financing Leases incurred after the Closing Date in an aggregate amount not to exceed (i) $8,000,000 incurred to acquire, install and implement a "point of sale" system and (ii) $1,000,000 at any one time outstanding in respect of any other Financing Leases incurred after the Closing Date;

          (d) Indebtedness of any Loan Party to any other Loan Party;

          (e) Indebtedness of the Loan Parties incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), other than as permitted under subsection 7.1(c)(i), in an aggregate principal amount not to exceed, when added to Indebtedness permitted under subsection 7.1(f) and Contingent Obligations permitted under subsection 7.3(c), $5,000,000 at any time outstanding;

          (f) additional Indebtedness of the Loan Parties, provided that (i) such Indebtedness shall not mature or otherwise require any amortization of principal prior to the Maturity Date and (ii) the aggregate principal amount of all such Indebtedness shall not exceed, when added to Indebtedness permitted under subsection 7.1(e) and Contingent Obligations permitted under subsection 7.3(c), $5,000,000 at any time outstanding; and

          (g) Indebtedness of all Persons which become Loan Parties after the Closing Date in connection with, or Indebtedness which is assumed by any Loan Party at the time of, any acquisition or merger permitted under subsections 7.4 and 7.6, provided, that (i) the aggregate principal amount of all such Indebtedness shall not exceed, when added to investments permitted under subsection 7.6(g), $10,000,000, (ii) such Indebtedness existed at the time any such Person became, or such Indebtedness was assumed by, a Loan Party and was not created in anticipation of the acquisition or merger and (iii) immediately after giving effect to such acquisition or merger, no Default or Event of Default shall have occurred and be continuing.

          7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any such Loan Party, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any such Loan Party, in accordance with GAAP;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds, utility obligations and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, encroachments, changes, and other similar encumbrances or title defects incurred, or licenses, leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Loan Parties, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Loan Parties on the properties subject thereto, taken as a whole;

          (f) Liens in favor of the Agent and the Lenders granted pursuant to the Loan Documents;

          (g) Liens existing on the Closing Date or after giving effect to the Wall Transaction and, in each case, listed on Schedule 7.2;

          (h) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs;

          (i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which any such Loan Party has easement rights or on any Leased Property and subordination or similar agreements relating thereto;

          (j) Liens on goods which a Loan Party (acting as consignee) has agreed to sell on a consignment basis in the ordinary course of business;

          (k) Liens on property (but solely on such property and the proceeds thereof) acquired pursuant to a Financing Lease permitted under subsection 7.1(c) to secure the Indebtedness under such Financing Lease;

          (l) Liens securing or consisting of Indebtedness of the Loan Parties permitted under subsection 7.1(e) to be incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens are created within 90 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property acquired with such Indebtedness and (iii) except as to Financing Leases, the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets (in the case of a purchase) or the fair value of such assets at the time acquired as determined in good faith by the board of directors of the relevant Loan Party (in all other cases);

          (m) Liens on the property or assets of a Person which becomes a Loan Party after the Closing Date in connection with, or Liens on the property or assets which are acquired by any Loan Party at the time of, any acquisition or merger permitted under subsections 7.4 and 7.6, which Liens secure Indebtedness of the Loan Parties permitted by subsection 7.1(g), provided that (i) such Liens existed at the time such Person became a Loan Party or such asset was acquired and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such Person after the time such Person became a Loan Party or such asset was acquired, and (iii) the amount of Indebtedness or other obligations secured thereby is not increased; and

          (n) other Liens in an aggregate amount not to exceed $100,000, provided that such Liens do not secure or consist of Indebtedness.

          7.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

          (a) the Guarantees;

          (b) guarantees by any Loan Party of the obligations of any other Loan Party, including, without limitation, in respect of the purchase of Inventory in the ordinary course of business;

          (c) other guarantees by the Loan Parties incurred in the ordinary course of business in an aggregate amount not to exceed, when added to Indebtedness permitted under subsections 7.1(e) and (f), $5,000,000 at any one time outstanding;

          (d) Contingent Obligations existing on the Closing Date and described on Schedule 7.3(d); and

          (e) guarantees of obligations to third parties in connection with relocation of employees of any Loan Party, in an amount which, together with all loans and advances made pursuant to subsection 7.6(f), shall not exceed $1,000,000 at any time outstanding.

          7.4 Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Loan Party may be merged or consolidated with or into any other Loan Party, provided that in the case of any merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving corporation; and

          (b) in connection with the Wall Transaction or an acquisition or merger permitted under subsection 7.6(g).

          7.5 Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to, any Person other than to the Borrower or a wholly-owned Subsidiary of the Borrower except:

          (a) for the sale or other disposition of any leaseholds, any real property (other than the Mortgaged Property) owned in fee by any Loan Party or any tangible personal property that, in the reasonable judgment of such Loan Party has become uneconomic, obsolete, worn out or otherwise no longer useful in such Loan Party's business, and which in each case is disposed of in the ordinary course of business;

          (b) for sales or other dispositions of Inventory, property, plant, equipment or other tangible personal property made in the ordinary course of business (including without limitation, the sale of Inventory by Camelot Distribution to the other Subsidiaries of the Borrower);

          (c) for the transfer of assets pursuant to the Transfer Agreements (as defined in the Reorganization Plan);

          (d) for the sale or other disposition by any Loan Party of other assets, provided that the aggregate net book value of all dispositions described in this clause shall not exceed $750,000 in any fiscal year;

          (e) subject to compliance with subsection 6.7, that any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, or merge with and into, the Borrower or a wholly-owned Subsidiary thereof and any Subsidiary of the Borrower may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to the Borrower or any wholly-owned Subsidiary of the Borrower;

          (f) leases of Fee Properties and other real property owned in fee in the ordinary course of business, including without limitation, the lease by Camelot Distribution to the Borrower of a portion of the Distribution Center for use as the Borrower's corporate headquarters;

          (g) the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; and

          (h) subject to the other terms and provisions of this Agreement, leases or subleases (or assignments of leases) of any property of a Loan Party in the ordinary course of business.

          7.6 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of Inventory, materials and equipment in the ordinary course of business), any Person, except:

          (a) any Loan Party may make loans or advances to any other Loan Party;

          (b) (i) subject to compliance with subsection 6.7, any Subsidiary may make investments in the Borrower (by way of capital contribution or otherwise) and (ii) any Loan Party may make investments in, or create, any wholly-owned Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 7.5(e);

          (c) any Loan Party may invest in, acquire and hold Cash Equivalents;

          (d) any Loan Party may make payroll advances in the ordinary course of business;

          (e) any Loan Party may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that nothing in this clause shall prevent any Loan Party from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances;

          (f) any Loan Party may make travel and entertainment advances and relocation and other loans to officers and employees of any Loan Party, provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 7.3(e), shall not exceed $1,000,000 at any one time outstanding; and

          (g) the Loan Parties may make investments in connection with the acquisition by or merger into a Loan Party in an aggregate principal amount not to exceed, when added to Indebtedness permitted under subsection 7.1(g), $10,000,000.

          7.7 Capital Expenditures. Make or commit to make any Capital Expenditures (other than the Wall Transaction or acquisitions or mergers permitted under subsections 7.4 and 7.6, to the extent treated as Capital Expenditures), except that the Loan Parties may make or commit to make Capital Expenditures (a) with respect to the acquisition, installation and implementation of a "point of sale" system, in an aggregate amount not to exceed, when added to Indebtedness permitted under subsection 7.1(c)(i), $8,000,000 and (b) otherwise, not exceeding the amount set forth below (the "Base Amount") for each of the fiscal years of the Borrower (or other period) set forth below:

                   Fiscal Year
                   or Period                          Base Amount
                  ------------                        -----------
         Closing Date through 2/28/98                 $ 4,000,000
                      1998                             17,000,000
                      1999                             19,400,000
                      2000                             21,400,000
                      2001                             22,500,000

provided, however, that for any fiscal year of the Borrower, the Base Amount set forth above for such fiscal year may be increased by a maximum of $2,000,000 by carrying over any portion of the Base Amount not spent in the immediately preceding fiscal year (but not in any year prior thereto).

          7.8 Consolidated EBITDA. Permit Consolidated EBITDA (a) for the period commencing on December 1, 1997 and ending on February 28, 1998 to be less than $15,000,000 and (b) for any period of four consecutive fiscal quarters beginning with the first fiscal quarter to occur after February 28, 1998 to be less than $32,000,000 (inclusive of the operations of The Wall for any such fiscal quarter prior to the closing of the Wall Transaction).

          7.9 Limitation on Dividends. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party, except that:

          (a) any Subsidiary may pay dividends to the Borrower or to any other Subsidiary;

          (b) the Borrower may pay or make dividends or distributions to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and type;

          (c) so long as immediately  after any declaration and payment thereof,
     (i) no Default or Event of Default shall have occurred and be continuing and (ii) there shall be Available Commitments in excess of (A) $40,000,000, during the Peak Period, and (B) $25,000,000, during the Non-Peak Period, the Borrower may pay cash dividends during any fiscal year to the holders of its Capital Stock in an aggregate amount not to exceed 30% of Consolidated Net Income for the immediately preceding fiscal year as set forth on the audited financial statements for such fiscal year delivered pursuant to subsection 6.1(a); and

          (d) Holdings or the Borrower may purchase Capital Stock of Holdings (including, without limitation, options to acquire the same) from directors, officers and employees of any Loan Party in connection with stock option plans and employment and severance arrangements so long as no Default or Event of Default shall have then occurred and be continuing or would result therefrom and such purchases are made in the ordinary course of business.

          7.10 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) between or among Loan Parties in the ordinary course of business or (c) in the ordinary course of any Loan Party's business and upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in a hypothetical comparable arm's-length transaction with a Person not an Affiliate, provided, however, that nothing in this subsection shall prohibit any Loan Party from engaging in the following transactions: (i) the performance of any such Loan Party's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course, (ii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iii) maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (iv) the assumption by the Borrower of leases covering the Leased Property and assignment thereof to its Subsidiaries and (v) the lease by Camelot Distribution to the Borrower of a portion of the Distribution Center for use as the Borrower's corporate headquarters.

          7.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than the Saturday on or closest to February 28.

          7.12 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Loan Parties were engaged on the Closing Date or businesses related or similar thereto.

          7.13 Failure to Maintain Trade Credit. Fail to maintain trade credit in amounts and on terms at least as favorable to the Loan Parties as set forth in the Borrower's post-Effective Date budget/projections.

          7.14 Concentration Account. From and after the two month anniversary of the Closing Date, (a) fail to maintain a system of cash management that (i) concentrates at least three times each week in the Concentration Account established and maintained with the Cash Management Bank all funds received and used in the Loan Parties' business and (ii) is otherwise consistent with the Borrower's currently existing cash management system, except to the extent modified with the consent of the Cash Management Bank and the Required Lenders and (b) permit any cash received and used in the business of the Loan Parties to be held by any Loan Party or deposited in any account other than the Concentration Account, or permit any collections by the Loan Parties, whether on account of payments in respect of sales of Inventory or otherwise, to be held by any Loan Party or deposited in any account other than the Concentration Account, provided, that (i) subject to the requirement to concentrate cash at least three days each week in the Concentration Account, the Loan Parties may continue to maintain bank accounts at local banks proximate to retail store locations, if the Cash Management Bank does not maintain a branch office in such locations,
(ii) the Borrower may establish and maintain "trust fund" bank accounts in amounts reasonably determined to be necessary to pay "trust fund" tax obligations and (iii) the Loan Parties may continue to maintain cash at the store locations in accordance with past practices, so long as the aggregate amount of cash maintained at store locations does not exceed $500,000 at any one time.

          SECTION 8 EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Loan Party shall fail to (i) pay any principal of any Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Bank in accordance with subsection 3.5 or (ii) pay any interest on any Note or any other amount payable hereunder within three days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b) (i) Any Loan Party shall default in the observance or performance of any agreement contained in subsections 2.8(d) or 6.7(a) or Section 7 of this Agreement, Section 5 of any Pledge Agreement, Section 4 of any Security Agreement, Section 10 of the Holdings Guarantee, Section 11 of the Subsidiaries Guarantee or Sections 3 through 9 of the Camelot Distribution Mortgage, (ii) the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 6.1(i) within seven (7) days after such Borrowing Base Certificate was due pursuant to such subsection or (iii) with respect to any Subsidiary which becomes a Loan Party after the Closing Date, or if any additional Security Documents are executed by any Loan Party after the Closing Date, such Loan Party shall default in the observance or performance of the corresponding provisions of the pledge agreement, guarantee, security agreement or mortgage to which it is a party; or

          (c) Any  representation  or  warranty  made or deemed made by any Loan
     Party in any Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8) and such default shall continue unremedied for a period of thirty (30) days after notice to any Loan Party by the Agent or any Lender or knowledge on the part of any Loan Party; or

          (e) Any Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, the L/C Obligations and any inter-company debt) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that no Default or Event of Default shall exist under this paragraph unless the aggregate principal amount of all such Indebtedness and/or Contingent Obligations under which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $1,000,000; or

          (f) (i) Any Loan Party shall commence any case, proceeding or other action (other than the Cases) (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which is not otherwise exempted, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall have been commenced by the PBGC to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions relating to a Plan, if any, would be reasonably likely to subject any Loan Party to any tax, penalty or other liabilities which in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered after the Closing Date against any Loan Party involving in the aggregate a liability (to the extent not paid or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, stayed or bonded pending appeal within the time required by the terms of such judgment; or

          (i) Any Loan Document shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing, or any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby subject to such exceptions as may be permitted therein; or

          (j) (i) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each of its Subsidiaries listed on Schedule 4.11, in each case free and clear of all Liens other than Permitted Liens; (ii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower; or (iii) any Person, other than a Permitted Holder, whether singly or in concert with one or more Persons other than a Permitted Holder shall, directly or indirectly, have acquired, or acquire the power to vote or direct the voting of, 35% or more, on a fully diluted basis, of the outstanding common stock of Holdings;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically (1) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (2) all obligations of the Borrower in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Bank's obligations to issue the Letters of Credit shall immediately terminate and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(1) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Commitments and the Issuing Bank's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (2) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice of default to the Borrower, (x) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (y) require the Borrower upon demand to forthwith deposit in the L/C Cash Collateral Account cash in an amount equal to the sum of 105% of the then outstanding L/C Obligations and to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower maintained with the Agent or any other accounts maintained with any Lender in connection with the cash management system or otherwise in such amount for the deposit of such amounts in the L/C Cash Collateral Account. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          SECTION 9 THE AGENT; THE ISSUING BANK

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Agent under this Agreement and irrevocably authorizes Chase as Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

          9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each of the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 9.3.

          9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any Loan Party to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to the amounts of their respective aggregate Commitments (or, to the extent the Commitments have been terminated, according to their respective Aggregate
Outstanding Extensions of Credit) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and repayment of the Notes and all other amounts payable hereunder.

          9.8 The Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers, duties and liabilities under the Loan Documents as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

          9.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under the Loan
Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents.

          9.10 Issuing Bank as Issuer of Letters of Credit. Each Lender hereby acknowledges that the provisions of this Section 9 shall apply to the Issuing Bank, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Agent, except that the obligations to indemnify the Issuing Bank shall be ratable among the Lenders in accordance with their respective Commitments (or, if the Commitments have been terminated, their respective Aggregate Outstanding Extensions of Credit).

          SECTION 10 MISCELLANEOUS

          10.1 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, neither this Agreement nor any other Loan Document may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. With the written consent of the Required Lenders, the Agent and the respective Loan Parties may, from time to time, enter into written amendments, supplements or modifications to any Loan Document for the purpose of adding any provisions to any Loan Document to which they are parties or changing in any manner the rights of the Lenders or of any such Loan Parties thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of any such Loan Document or any Default or Event of Default and its consequences; provided, however, that:

          (a) no such waiver and no such amendment, supplement or modification shall: (i) extend the final maturity date of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount of any Loan, or amend, modify or waive any provision of this subsection, or change the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document, or waive, amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, in each case, without the written consent of each Lender directly affected thereby; or (ii) change the amount of any Lender's Commitment, or amend the definition of Borrowing Base or the definition of any defined term used therein, or release any funds on deposit in the L/C Cash Collateral Account (other than to pay L/C Obligations), or waive the condition precedent set forth in subsections 5.2(c) (unless the related Default or Event of Default could be waived by the Required Lenders) or 5.2(f), in each case, without the written consent of each Lender directly affected thereby;

          (b) without the consent of all of the Lenders, no such waiver and no such amendment, supplement or modification shall release (i) all or substantially all of the collateral granted to the Agent, for the benefit of the Lenders, pursuant to the Security Documents or (ii) any Guarantor from its obligations under a Guarantee except in connection with (A) the transfer of substantially all of such Guarantor's assets to another Loan Party or (B) the sale of such Guarantor as permitted pursuant to the terms of this Agreement;

          (c) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 3 without the written consent of the Issuing Bank; and

          (d) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 9 without the written consent of the then Agent and Issuing Bank.

Any such waiver and any such amendment, supplement or modification described in this subsection shall apply equally to each of the Lenders and shall be binding upon each Loan Party, the Lenders, the Agent and Issuing Bank and all future holders of the Notes. Any extension of a Letter of Credit by the Issuing Bank shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Agent and Issuing Bank shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent and confirmation of receipt received, addressed as follows in the case of each Loan Party, the Agent, the Issuing Bank and as set forth on
Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

            The Borrower:          Camelot Music, Inc.
                                   8000 Freedom Avenue
                                   North Canton, Ohio  44720
                                   Attention:  Chief Financial Officer
                                   Telecopy:   (330) 494-2282

          With a copy to:          White & Case
                                   1155 Avenue of the Americas
                                   New York, New York  10036
                                   Attention:  Howard S. Beltzer, Esq.
                                   Telecopy:   (212) 354-8113

           The Agent and           The Chase Manhattan Bank
            Issuing Bank:          270 Park Avenue
                                   New York, New York  10017
                                   Attention:  Cathryn Greene
                                   Telecopy:   (212) 661-8396

          With a copy to:          Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention: Steven Fuhrman, Esq.
                                   Telecopy:  (212) 455-2502

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsections 2.5, 2.6, 2.7, 2.8 or 3.2 shall not be effective until received and provided further that the failure to provide the copies of notices to the Borrower provided for in this subsection shall not result in any liability to the Agent.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution and administration of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (including, without limitation, any allocated costs of in-house counsel) and the reasonable costs and expenses of the Agent (including the allocated costs of the Agent's collateral examination department) in connection with its periodic field examinations and monitoring of the Inventory and any other evaluation and appraisal relating to the computation of the Borrowing
Base, (b) to pay or reimburse the Agent and each Lender for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under any Loan Document and any other documents prepared in connection therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and each Lender (including, without limitation, any allocated costs of in-house counsel) incurred in connection with such enforcement or preservation, (c) to pay or reimburse each Lender and the Agent for all their reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold the Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Loan Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and each Lender (including, without limitation, any allocated costs of in-house counsel) incurred in connection with the foregoing and in connection with advising the Agent and such Lender with respect to their rights and responsibilities under this Agreement and the documentation relating hereto, (d) to pay, indemnify, and to hold the Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents and (e) to pay, indemnify, and hold the Agent and each Lender and their respective officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Agent or the Lenders (i) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the proceeds of the Loans and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Agent or any of the Lenders is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Loan Parties or any of the facilities and properties owned, leased or operated by any Loan Party, or
(y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection is intended to limit the Borrower's obligations under subsection 3.5) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities of the Agent or any Lender or any of their respective officers and directors arising from the gross negligence or willful misconduct of the Agent or any such Lender or their respective directors or officers. The agreements in this subsection shall survive termination of this Agreement and repayment of the Notes and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, the Issuing Bank all future holders of the Notes, and their respective successors and assigns, except that the Borrower may neither assign nor transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder; provided that any such sale of a participating interest in the Commitments shall be of a constant, and not a varying, percentage of such Lender's Peak Period and Non-Peak Period Commitments. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.15 and 2.17 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, provided that only such voting rights as pertain to items that require unanimous Lender consent may be so transferred.

          (c) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Notes to any Lender or any Affiliate thereof, or (ii) with the consent of the Agent (which shall not be unreasonably withheld) at any time and from time to time assign to one or more additional banks, financial institutions or other entities (each, an "Assignee"), all or any part of its rights and obligations under this Agreement and the Notes, in each case, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender (and, in the case of an assignment pursuant to clause (ii) of this subsection, by the Agent), and delivered to the Agent for its acceptance and recording in the Register (as defined below); provided that (A) unless an assignment is of all of a Lender's rights and obligations under a Note, any such assignment pursuant to clause (ii) of this subsection shall be in a principal amount of $2,500,000 or more, (B) in the event of an assignment of less than all of a Lender's rights and obligations, such Lender after any such assignment shall retain Peak Period Commitments and/or Loans and/or L/C Participating Interests aggregating at least $2,500,000 and (C) any such assignment of a Lender's Commitments shall be of a constant, and not a varying percentage of such Lender's Peak Period and Non-Peak Period Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto).

          (d) The Agent shall maintain at its address  referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Peak Period and Non-Peak Period Commitments of, the principal amount of Loans owing to, and the L/C Participating Interests of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan or L/C Participating Interest recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Agent), together with payment to the Agent by the assigning Lender and/or Assignee of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 if the Assignee is a Lender or an Affiliate thereof, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower at its own expense, shall execute and deliver to the Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Peak Period Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a Note to the order of the assigning Lender in an amount equal to the Peak Period Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (f) Each Lender agrees that it will use reasonable efforts to keep confidential and protect the confidentiality of any non-public information concerning the Loan Parties, provided to such Lender by or on behalf of any Loan Party pursuant to this Agreement. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, in each case who has agreed to treat such information as confidential any and all financial information in such Lender's possession concerning the Loan Parties which has been delivered to such Lender by or on behalf of any such Loan Party pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes do not prohibit any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off pursuant to events or proceedings of the nature referred to in subsection 8(f) or otherwise) in a greater proportion than any such payment to and collateral received by, any other Lender, if any, in respect of such other Lender's Loans or L/C
Participating Interests, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Agent shall promptly give the Borrower notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default in respect of any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          10.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the other Loan Parties party to any thereof, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in any other Loan Document.

          10.10 Governing Law; No Third Party Rights. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 10.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          10.11 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by this Agreement or the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Agent or among the Loan Parties, the Agent and the Lenders.

          10.12 Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE AND ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   CAMELOT MUSIC, INC.


                                   By: /s/ Jack K. Rogers
                                      ------------------------------
                                      Name:  Jack K. Rogers
                                      Title: Excecutive Vice President


                                   THE CHASE MANHATTAN BANK, as Agent,
                                   Issuing Bank and a Lender


                                   By: /s/ Cathryn A. Greene
                                      ------------------------------
                                      Name:  Cathryn A. Greene
                                      Title: Vice President


                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By: /s/ Barbara A. Harrel
                                      ------------------------------
                                      Name:  Barbara A. Harrel
                                      Title: Senior Vice President


                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Caryn M. Chittenden
                                      ------------------------------
                                      Name:  Caryn M. Chittenden
                                      Title: Assistant Vice President


                                   SOCIETE GENERALE


                                   By: /s/ Nina M. Ross
                                      ------------------------------
                                      Name:  Nina M. Ross
                                      Title: Vice President


                                   VAN KAMPEN AMERICAN CAPITAL
                                   PRIME RATE INCOME TRUST


                                   By: /s/ Jeffrey W. Maillet
                                      ------------------------------
                                      Name:  Jeffrey W. Maillet
                                      Title: Senior Vice President and Director

                                                            SCHEDULE I


                    LIST OF ADDRESSES FOR NOTICES TO LENDERS;
                               COMMITMENT AMOUNTS


THE CHASE MANHATTAN BANK

         Address for Notice:

         270 Park Avenue
         New York, New York 10017
         Attn:  Cathryn Greene
         Telecopy:  212-661-8396

                  NON-PEAK PERIOD COMMITMENT AMOUNT:     10,500,000.00

                  PEAK PERIOD COMMITMENT AMOUNT:         15,000,000.00

                  COMMITMENT PERCENTAGE:                        30.00%


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

         Address for Notice:

         Bank of America
         231 South LaSalle Street
         Suite 621
         Chicago, IL 60604
         Attn:  Thomas Denison
         Telecopy:  312-828-1974

                  NON-PEAK PERIOD COMMITMENT AMOUNT:     $7,000,000.00

                  PEAK PERIOD COMMITMENT AMOUNT:         10,000,000.00

                  COMMITMENT PERCENTAGE:                        20.00%


FIRST UNION NATIONAL BANK

         Address for Notice:

         First Union National Bank
         301 S. College Street DC-5
         Charlotte, NC 28288-0737
         Attn:  Caryn Chittenden
         Telecopy: (704) 374-3300

                  NON-PEAK PERIOD COMMITMENT AMOUNT:     $7,000,000.00

                  PEAK PERIOD COMMITMENT AMOUNT:         10,000,000.00

                  COMMITMENT PERCENTAGE:                        20.00%

SOCIETE GENERALE

         Address for Notice:

         1221 Avenue of the Americas
         New York, New York  10020
         Attn:  Kathleen Sweeney
         Telecopy:  (212) 278-6460

                  NON-PEAK PERIOD COMMITMENT AMOUNT:     $7,000,000.00

                  PEAK PERIOD COMMITMENT AMOUNT:         10,000,000.00

                  COMMITMENT PERCENTAGE:                        20.00%


VAN KAMPEN AMERICAN CAPITAL
  PRIME RATE INCOME TRUST

         Address for Notice:

         One Parkview Plaza
         Oakbrook Terrace, Illinois  60181
         Attn:  Jeffrey Maillet
         Telecopy:  (630) 684-6740

                  NON-PEAK PERIOD COMMITMENT AMOUNT:     $3,500,000.00

                  PEAK PERIOD COMMITMENT AMOUNT:         $5,000,000.00

                  COMMITMENT PERCENTAGE:                        10.00%